Exhibit 99.1

Moved on Business Wire
August 8, 2017

DXC Delivers Solid First Quarter Results with EPS Growth, EBIT Margin Expansion
and
Adjusted Free Cash Flow Growth

•
Q1 Earnings per Share was $0.55, including the cumulative impact of certain items of $(1.04) per share, reflecting restructuring costs, transaction and integration-related costs, and amortization of acquired intangible assets

•	Q1 Non-GAAP Earnings per Share was $1.59, compared with $0.61 in the prior year on a pro forma combined company basis

•
Q1 Net Income was $173 million, including the cumulative impact of certain items of $302 million, reflecting restructuring costs, transaction and integration-related costs, and amortization of acquired intangible assets

•	Q1 EBIT of $245 million, adjusted for certain items is $679 million and Adjusted EBIT Margin is 11.5%, compared to 4.8% in the prior year on a pro forma combined company basis

•	Q1 Net Cash from Operating Activities was $534 million

•	Q1 Adjusted Free Cash Flow of $595 million

•	Returned $39 million to shareholders in first quarter

TYSONS, Va., August 8, 2017 - DXC Technology Company (NYSE: DXC) today reported results for the first quarter of fiscal year 2018.

“In the first quarter, DXC Technology delivered on the revenue, profit, and cash flow roadmap that we laid out at our Investor Day,” said Mike Lawrie, chairman, president and CEO. “We achieved several key merger integration milestones and are executing on our synergy plan. We have implemented the first phase of the plan and are on track to meet our targets of $1 billion of year-one cost savings in fiscal 2018 as well as $1.5 billion of run-rate cost savings exiting the year."

"We continue to lead our clients on their digital transformation journeys, leveraging efficiency gains in traditional IT to reinvest in digital solutions, including our own," Lawrie said. "We are strengthening our partnerships and expanding our partnered offerings, and we are making strategic investments in the business, including our recent acquisition of Tribridge on July 5th, making DXC a leading global integrator of Microsoft Dynamics."

To aid investors and analysts with year-over-year comparability for the combined businesses of Computer Sciences Corporation and the legacy Enterprise Services business of Hewlett Packard Enterprise Company, we are including certain pro forma financial information that combines the stand-alone CSC and Enterprise Services financial information as if the merger had taken place on April 2, 2016. This information is referred to as "pro forma combined company" information.

Financial Highlights - First Quarter Fiscal 2018

•
Diluted earnings per share was $0.55 in the first quarter, including $0.50 per share of restructuring costs, $0.29 per share of transaction and integration-related costs and $0.26 per share of amortization of acquired intangible assets.

•	Non-GAAP diluted earnings per share was $1.59, compared with $0.61 in the year ago period on a pro forma combined company basis.

•
Income before income taxes was $185 million in the first quarter, including $190 million of restructuring costs, $124 million of transaction and integration-related costs, and $120 million of amortization of acquired intangibles.

•	Non-GAAP income before income taxes was $619 million compared with $243 million in the year ago period on a pro forma combined company basis.

•
Net income was $173 million for the first quarter, including $145 million of restructuring costs, $83 million of transaction and integration-related costs, and $74 million of amortization of acquired intangibles.

•
Adjusted EBIT was $679 million in the first quarter compared with $310 million in the prior year on a pro forma combined company basis. Adjusted EBIT margin was 11.5% compared with 4.8% in the year ago quarter on a pro forma combined company basis.

•	Net cash provided by operating activities was $534 million in the first quarter, compared with $50 million in the year ago quarter.

•	Adjusted free cash flow was $595 million in the first quarter.

Global Business Services (GBS)
GBS revenue was $2,267 million in the quarter as compared to $1,049 million for the comparable period of the prior fiscal year. GBS revenue was $2,421 million during the first quarter of fiscal 2017 on a pro forma combined company basis. Excluding the impact of purchase price accounting, GBS revenue decreased 3.8% year-over-year in constant currency on a pro forma combined company basis. The GBS revenue decline was driven by the completion of large government application services contracts in the UK, which offset growth in our Enterprise Cloud Apps, Consulting and Analytics offerings. GBS profit margin in the quarter was 12.4% up from 10.5% in the prior year. GBS profit margin was 11.2% for the first quarter of fiscal 2017 on a pro forma combined company basis. New business awards for GBS were $2.4 billion in the first quarter.

Global Infrastructure Services (GIS)
GIS revenue was $2,969 million in the quarter as compared to $881 million for the comparable period of the prior fiscal year. GIS revenue was $3,290 million during the first quarter of fiscal 2017 on a pro forma combined company basis. Excluding the impact of purchase price accounting, GIS revenue decreased 4.7% year-over-year in constant currency on a pro forma combined company basis. The GIS revenue decrease was driven by the tapering decline in traditional infrastructure services. GIS profit margin in the quarter was 9.8% up from 5.8% in the prior year. GIS profit margin was 1.7% for the first quarter of fiscal 2017 on a pro forma combined company basis. New business awards for GIS were $3.7 billion in the first quarter.

United States Public Sector (USPS)
USPS revenue was $677 million in the quarter. Excluding the impact of purchase price accounting, USPS revenue decreased 3.5% year-over-year in constant currency on a pro forma combined company basis. USPS profit margin in the quarter was 11.4%. USPS profit margin was 11.3% in the prior year on a pro forma combined company basis. New business awards for USPS were $184 million in the first quarter, reflecting the timing of contract awards including the pull forward of several deals into DXC’s pre-merger period.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast to discuss these results today at 5 p.m. EDT. The dial-in number for domestic callers is 888-394-8218. Callers who reside outside of the United States or Canada should dial +1-323-701-0225. The passcode for all participants is 7265799. The webcast audio, any presentation slides, and the pro forma combined company fiscal 2017 statements will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until August 15, 2017. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 7265799. A replay of this webcast will also be available on DXC Technology’s Investor Relations website.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release certain pro forma combined company information and preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow. Reconciliations of the preliminary non-GAAP measures to the respective most directly comparable measures calculated on a GAAP or pro forma combined company basis, as well as the rationale for management’s use of non-GAAP measures, are included below.

About DXC Technology
DXC Technology (NYSE: DXC) is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC is recognized among the best corporate citizens globally. For more information, visit DXC's website at www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 31, 2017 and DXC's (formerly named Everett SpinCo, Inc.) Form S-4 filed on February 24, 2017 and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Consolidated Statements of Operations
(preliminary and unaudited)

	Three months ended
(in millions, except per-share amounts)	June 30, 2017	July 1, 2016

Revenues	$5,913	$1,930

Costs of services	4,788	1,421
Selling, general and administrative	410	305
Depreciation and amortization	361	166
Restructuring costs	190	57
Interest expense	76	25
Interest income	(16)	(10)
Other (income) expense, net	(81)	2
Total costs and expenses	5,728	1,966

Income (loss) before income taxes	185	(36)
Income tax expense (benefit)	12	(16)
Net income (loss)	173	(20)
Less: net income attributable to non-controlling interest, net of tax	14	1
Net income (loss) attributable to DXC common stockholders	$159	$(21)

Income (loss) per common share:
Basic:	0.56	(0.15)
Diluted:	0.55	(0.15)

Cash dividend per common share	$0.18	$0.14

Weighted average common shares outstanding for:
Basic EPS	283.83	138.98
Diluted EPS	289.47	138.98

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	June 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$2,517	$1,263
Receivables, net	5,776	1,643
Prepaid expenses	641	223
Other current assets	641	118
Total current assets	9,575	3,247

Intangible assets, net	6,850	1,794
Goodwill	8,774	1,855
Deferred income taxes, net	445	381
Property and equipment, net	3,334	903
Other assets	2,238	483
Total Assets	$31,216	$8,663

Liabilities
Short-term debt and current maturities of long-term debt	$1,203	$738
Accounts payable	1,961	410
Accrued payroll and related costs	912	248
Accrued expenses and other current liabilities	2,725	998
Deferred revenue and advance contract payments	1,164	518
Income taxes payable	126	38
Total current liabilities	8,091	2,950

Long-term debt, net of current maturities	6,249	2,225
Non-current deferred revenue	641	286
Non-current income tax liabilities and deferred tax liabilities	1,979	423
Other long-term liabilities	1,911	613
Total Liabilities	18,871	6,497

Total Equity	12,345	2,166

Total Liabilities and Equity	$31,216	$8,663

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Three months ended
(in millions)	June 30, 2017	July 1, 2016
Cash flows from operating activities:
Net income (loss)	$173	$(20)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	363	169
Share-based compensation	40	14
Unrealized foreign currency exchange losses	(132)	12
Other non-cash charges, net	13	(2)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Increase in assets	(27)	(42)
Increase (decrease) in liabilities	104	(81)
Net cash provided by operating activities	534	50

Cash flows from investing activities:
Purchases of property and equipment	(69)	(58)
Payments for outsourcing contract costs	(23)	(27)
Software purchased and developed	(47)	(36)
Cash acquired through Merger	974	—
Payments for acquisitions, net of cash acquired	—	(423)
Proceeds from sale of assets	9	5
Other investing activities, net	15	(10)
Net cash provided by (used in) investing activities	859	(549)

Cash flows from financing activities:
Borrowings of commercial paper	611	511
Repayments of commercial paper	(553)	(511)
Borrowings under lines of credit	—	920
Repayment of borrowings under lines of credit	—	(453)
Borrowings on long-term debt, net of discount	—	13
Principal payments on long-term debt	(151)	(120)
Proceeds from stock options and other common stock transactions	25	36
Taxes paid related to net share settlements of share-based compensation awards	(62)	(6)
Repurchase of common stock	(14)	—
Dividend payments	(20)	(19)
Other financing activities, net	(4)	(17)
Net cash (used in) provided by financing activities	(168)	354
Effect of exchange rate changes on cash and cash equivalents	29	(33)
Net increase (decrease) in cash and cash equivalents	1,254	(178)
Cash and cash equivalents at beginning of year	1,263	1,178
Cash and cash equivalents at end of period	$2,517	$1,000

Pro Forma Combined Company Financial Information

In an effort to provide investors with additional information, we are disclosing certain unaudited pro forma combined company financial information of DXC for the first quarter of fiscal 2017 ("pro forma combined company" information) as supplemental information herein. The following discussion includes comparisons of our unaudited results of operations for the first quarter of fiscal 2018 to our pro forma combined company results. The pro forma combined company results are based on the historical quarterly statements of operations of each of CSC and HPES, giving effect to the merger as if it had been consummated on April 2, 2016. CSC reported its results based on a fiscal year convention that comprised four thirteen-week quarters, while HPES reported its results on a fiscal year basis ended October 31. As a consequence of CSC and HPES having different fiscal year-end dates, the pro forma combined company results include the historical unaudited condensed combined statements of operations of CSC for the three months ended July 1, 2016 and of HPES for the three months ended April 30, 2016.

The historical financial information of HPES was “carved-out” from the combined statement of operations of HPE and reflects assumptions and allocations made by HPE and only includes revenue and costs directly attributable to HPES and an allocation of expenses related to certain HPE corporate functions and does not necessarily include all expenses that would have been incurred by HPES had it been a separate, stand-alone entity and therefore, does not necessarily reflect what HPES’ results of operations would have been had HPES operated as a stand-alone company during the period presented. Actual costs that may have been incurred if HPES had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, functions outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

The pro forma combined company results have been prepared using the acquisition method of accounting with CSC considered the accounting acquirer of HPES. These pro forma combined company results include historical results, reflecting preliminary purchase accounting adjustments and aligning our accounting policies for consolidated results and reportable segments. These adjustments give effect to pro forma events that were (i) directly attributable to the merger of CSC and HPES, (ii) factually supportable, and (iii) expected to have a continuing impact on the consolidated results of operations of DXC. The pro forma combined company results do not reflect the costs of integration activities or benefits that may result from realization of synergies. No assurances of the timing or the amount of cost synergies, or the costs necessary to achieve those cost synergies, can be provided.

The adjustments to historical results included were based upon currently available information and assumptions that management of DXC believes to be reasonable. The pro forma combined company results are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what DXC's results of operations would have been had the merger occurred on April 2, 2016, and should not be taken as being indicative of DXC’s future consolidated financial results. The pro forma combined company results should be read in conjunction with Exhibit 99.2 of the previously filed Amendment to Form 8-K that was filed on June 14, 2017, including the accompanying notes.

Segment Results

The following table summarizes segment revenue for the three months ended June 30, 2017 as compared to the three months ended July 1, 2016:

Segment Revenue
	GAAP basis			Pro forma combined company basis
(in millions)	June 30, 2017	Historical CSC July 1, 2016	% Change	July 1, 2016	% Change	% Adjusted change in constant currency(1)
Global Business Services	$2,267	$1,049	116.1%	$2,421	(6.4)%	(3.8)%
Global Infrastructure Services	2,969	881	237.0%	3,290	(9.8)%	(4.7)%
United States Public Sector	677	—	—%	707	(4.2)%	(3.5)%
Total Revenues	$5,913	$1,930	206.4%	$6,418	(7.9)%	(4.2)%

(1) Adjusted for the impact of purchase price accounting (PPA) on revenue in the first quarter of fiscal 2018 of $21 million in Global Business Services, $93 million in Global Infrastructure Services, and $5 million in United States Public Sector.

We define segment profit as segment revenues less cost of services, segment selling, general and administrative, and depreciation and amortization (excluding amortization of acquired intangible assets). We do not allocate to our segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction and integration-related costs and amortization of acquired intangible assets. The following table presents our segment profit and segment profit margins:

Segment Profit
	Three months ended
(in millions)	June 30, 2017	Historical CSC July 1, 2016	Pro forma combined company July 1, 2016
Profit
GBS profit	$282	$110	$270
GIS profit	290	51	55
USPS profit	77	—	80
All other profit (loss)	30	(55)	(132)
Interest Income	16	10	21
Interest expense	(76)	(25)	(88)
Restructuring costs	(190)	(57)	(131)
Transaction and integration-related costs	(124)	(56)	(86)
Amortization of acquired intangible assets	(120)	(14)	(113)
Pension and OPEB actuarial and settlement losses	—	—	(198)
Income (loss) before income taxes	$185	$(36)	$(322)

Segment profit margins
GBS	12.4%	10.5%	11.2%
GIS	9.8%	5.8%	1.7%
USPS	11.4%	—%	11.3%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the unaudited condensed consolidated statements of operations and unaudited pro forma combined company statement of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), adjusted (“EBIT”), non-GAAP income before income taxes, non-GAAP net income and non-GAAP EPS.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a pro forma combined company basis. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments include:

•	Restructuring costs - reflects restructuring costs, net of reversals, related to workforce optimization and real estate charges.

•	Transaction and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the merger and other acquisitions.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•	Pension and OPEB actuarial and settlement losses - reflects pension and OPEB actuarial and settlement gains and losses from mark-to-market accounting.

•	Certain overhead costs - reflects certain fiscal 2017 HPE costs allocated to HPES that are expected to be largely eliminated on a prospective basis.

•
Tax adjustment - reflects the application of an approximate 27.5% pro forma combined company tax rate for fiscal 2017 periods, which is the mid point of prospective targeted effective tax rate range of 25% to 30% and effectively excludes the impact of discrete tax adjustments for those periods.

EBIT and Adjusted EBIT

A reconciliation of net income (loss) to adjusted EBIT is as follows:

	Three months ended
(in millions)	June 30, 2017	Pro forma combined company July 1, 2016
Net income (loss)	$173	$(281)
Income tax expense (benefit)	12	(41)
Interest income	(16)	(21)
Interest expense	76	88
EBIT	245	(255)
Restructuring costs	190	131
Transaction and integration-related costs	124	86
Amortization of acquired intangible assets	120	113
Pension and OPEB actuarial and settlement losses	—	198
Certain overhead costs	—	37
Adjusted EBIT	$679	$310

Adjusted EBIT margin	11.5%	4.8%
EBIT margin	4.1%	(4.0)%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three months ended June 30, 2017
Net cash provided by operating activities	$534
Net cash used in investing activities	859
Acquisitions, net of cash acquired	(974)
Payments on capital leases and other long-term asset financings	(125)
Payments on transaction and integration-related costs	80
Payments on restructuring costs	231
Sale of accounts receivables	(10)
Adjusted free cash flow	$595

Non-GAAP Results

A reconciliation of non-GAAP results to the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a proforma basis is as follows:

	Three months ended June 30, 2017
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration-related costs	Amortization of acquired intangible assets	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$4,788	$—	$—	$—	$4,788
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	410	—	(124)	—	286
Income before income taxes	185	190	124	120	619
Income tax expense	12	45	41	46	144
Net income	$173	$145	$83	$74	$475
Less: net income attributable to noncontrolling interest, net of tax	14	—	—	—	14
Net income attributable to DXC common stockholders	$159	$145	$83	$74	$461

Effective tax rate	6.5%				23.3%

Basic EPS	$0.56	$0.51	$0.29	$0.26	$1.62
Diluted EPS	$0.55	$0.50	$0.29	$0.26	$1.59

Weighted average common shares outstanding for:
Basic EPS	283.83	283.83	283.83	283.83	283.83
Diluted EPS	289.47	289.47	289.47	289.47	289.47

	Pro forma combined company three months ended July 1, 2016
(in millions, except per-share amounts)	Pro forma combined company	Restructuring costs	Transaction and integration-related costs	Amortization of acquired Intangibles	Pension and OPEB actuarial and settlement losses	Certain overhead costs	Tax adjustment	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$5,270	$—	$—	$—	$(150)	$—	$—	$5,120
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	710	—	(86)	—	(48)	(37)	—	539
(Loss) income before income taxes	(322)	131	86	113	198	37	—	243
Income tax (benefit) expense	(41)	—	—	—	—	—	108	67
Net (loss) income	$(281)	$131	$86	$113	$198	$37	$(108)	$176
Less: net income attributable to noncontrolling interest, net of tax	2	—	—		—	—	—	2
Net (loss) income attributable to DXC common stockholders	$(283)	$131	$86	$113	$198	$37	$(108)	$174

Effective Tax Rate	12.7%							27.6%

Basic EPS	$(1.00)	$0.46	$0.30	$0.40	$0.70	$0.13	$(0.38)	$0.61
Diluted EPS	$(1.00)	$0.46	$0.30	$0.39	$0.69	$0.13	$(0.38)	$0.61

Weighted average common shares outstanding for:
Basic EPS	283.16	283.16	283.16	283.16	283.16	283.16	283.16	283.16
Diluted EPS	283.16	286.61	286.61	286.61	286.61	286.61	286.61	286.61